                                                                    Exhibit 4.12

================================================================================


           BEAZER HOMES USA, INC. AND THE SUBSIDIARY GUARANTORS PARTY
                                     HERETO


                          8 3/8% SENIOR NOTES DUE 2012


                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 17, 2002

                           --------------------------


                         U.S. BANK NATIONAL ASSOCIATION,
                                     TRUSTEE


================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
                                   ARTICLE ONE

                        The 8 3/8% Senior Notes Due 2012

Section 1.01.    Designation of 8 3/8% Senior Notes Due 2012.................................2
Section 1.02.    Interest....................................................................2
Section 1.03.    Redemption..................................................................2
Section 1.04.    Maturity....................................................................2
Section 1.05.    Other Terms of the Notes....................................................3

                                   ARTICLE TWO

                               Certain Definitions

                                  ARTICLE THREE

                                    Covenants

Section 3.01.    Disposition of Proceeds of Asset Sales.....................................23
Section 3.02.    Limitations on Restricted Payments.........................................27
Section 3.03.    Limitations on Additional Indebtedness.....................................29
Section 3.04.    Limitations and Restrictions on Issuance of Capital Stock of
                   Restricted Subsidiaries..................................................31
Section 3.05.    Change of Control..........................................................31
Section 3.06.    Limitations on Transactions with Stockholders and Affiliates...............33
Section 3.07.    Limitations on Liens.......................................................34
Section 3.08.    Limitations on Restrictions on Distributions from Restricted
                   Subsidiaries.............................................................34
Section 3.09.    Maintenance of Consolidated Tangible Net Worth.............................35
Section 3.10.    Limitations on Mergers and Consolidations..................................38
Section 3.11.    Reports....................................................................39
Section 3.12.    Subsidiary Guarantees......................................................40

                                  ARTICLE FOUR

                              Subsidiary Guarantees

Section 4.01.    Subsidiary Guarantees of Notes.............................................40
Section 4.02.    Execution and Delivery of Subsidiary Guarantee.............................42

Section 4.03.    Additional Subsidiary Guarantors...........................................43
Section 4.04.    Release of a Subsidiary Guarantor..........................................43
Section 4.05.    Waiver of Subrogation......................................................44

                                  ARTICLE FIVE

                                  Miscellaneous

Section 5.01.    Events of Default..........................................................44
Section 5.02.    Amendment, Supplement and Waiver...........................................47
Section 5.03.    Indenture..................................................................48
Section 5.04.    Governing Law..............................................................48
Section 5.05.    No Adverse Interpretation of Other Agreements..............................49
Section 5.06.    Successors and Assigns.....................................................49
Section 5.07.    Duplicate Originals........................................................49
Section 5.08.    Severability...............................................................49

EXHIBITS

Exhibit A      -     Form of Note
Exhibit B      -     Form of Exchange Note
Exhibit C      -     Form of Certificate to be Delivered in Connection with
                     Transfers to Non-QIB Accredited Investors
Exhibit D      -     Form of Certificate to be Delivered in Connection with
                     Transfers Pursuant to Regulation S

               FIRST SUPPLEMENTAL INDENTURE dated as of April 17, 2002 (the "SUPPLEMENTAL INDENTURE"), to the Indenture dated as of April 17, 2002 (as amended, modified or supplemented from time to time in accordance therewith, the "INDENTURE"), by and among BEAZER HOMES USA, INC., a Delaware corporation (the "COMPANY"), each of the Subsidiary Guarantors (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "TRUSTEE").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein):

               WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities ("SECURITIES") to be issued in one or more series as in the Indenture provided;

               WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 8 3/8% Senior Notes due 2012, in the aggregate principal amount of $350,000,000. The 8 3/8% Senior Notes due 2012 shall be substantially in the form attached hereto as EXHIBIT A (the "INITIAL NOTES") and the 8 3/8% Senior Notes due 2012 to be offered in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement, shall be substantially in the form attached hereto as EXHIBIT B (the "EXCHANGE NOTES" and together with the Initial Notes, the "NOTES"), guaranteed by the Subsidiary Guarantors, on the terms set forth herein;

               WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee for such purpose provided certain conditions are met;

               WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

               WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

               NOW, THEREFORE:

               In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                                   ARTICLE ONE

                        THE 8 3/8% SENIOR NOTES DUE 2012

Section 1.01.   DESIGNATION OF 8 3/8% SENIOR NOTES DUE 2012.

               The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "8 3/8% Senior Notes Due 2012." The Notes shall be in the form of EXHIBIT A and EXHIBIT B hereto. The Notes shall be guaranteed by the Subsidiary Guarantors as provided herein. The Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes. Subject to the terms herein, including compliance with Section 3.03 hereof, the Company may, at its option, without consent from the Holders, issue $150 million aggregate principal amount of additional Notes from time to time.

Section 1.02.   INTEREST.

               The Notes shall bear interest at the rate set forth in the Notes. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the record date for such interest payment. The date from which interest shall accrue for each Note shall be the most recent to occur of April 17, 2002 or the most recent Interest Payment Date.

Section 1.03.   REDEMPTION.

               The Company, at its option, may redeem the Notes in accordance with the provisions of and at the Redemption Prices set forth in the Notes and in accordance with the provisions of the Indenture, including, without limitation, Article Three thereof.

Section 1.04.   MATURITY.

               The date on which the principal of the Notes is payable, unless accelerated pursuant to the terms hereof, shall be April 15, 2012.

Section 1.05.   OTHER TERMS OF THE NOTES.

               Without limiting the foregoing provisions of this Article One, the terms of the Notes shall be as set forth in the forms of Note set forth in EXHIBIT A and EXHIBIT B hereto and as provided in the Indenture.

               The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

                                   ARTICLE TWO

                               CERTAIN DEFINITIONS

               The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

               "ACQUISITION INDEBTEDNESS" means Indebtedness of any Person and its Subsidiaries existing at the time such Person became a Subsidiary of the Company (or such Person is merged with or into the Company or one of the Company's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of (a) such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries) or (b) such acquisition of assets from any such Person.

               "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes hereof, each executive officer and director of the Company and each Subsidiary of the Company will be an Affiliate of the Company. In addition, for purposes hereof, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

               "ASSET SALE" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, with-out limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the date hereof or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $500,000 or more as to each such transaction or series of related transactions; PROVIDED, HOWEVER, that

               (i) a transaction or series of related transactions that results in a Change of Control will not constitute an Asset Sale,

              (ii) sales of homes in the ordinary course of business will not constitute Asset Sales,

             (iii) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps of real estate in the ordinary course of business, for development of the Company's or any of its Subsidiaries' projects, will not constitute Asset Sales,

              (iv) sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Company's or its Subsidiaries' projects in the ordinary course of business will not constitute Asset Sales, and

               (v) transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company, will not constitute Asset Sales.

               "BANK CREDIT FACILITY" means the credit facility among the Company, as borrower thereunder, the Subsidiary Guarantors and the financial institutions named therein, as such facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, refinancing or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Unrestricted Subsidiaries) all or any portion of, the Indebtedness under such facility or any successor facilities and includes any facility with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or any successor facilities.

               "BANKRUPTCY LAW" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

               "BUSINESS DAY" means any day other than a Legal Holiday.

               "CAPITAL STOCK" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

               "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

               "CHANGE OF CONTROL" means any of the following:

               (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; PROVIDED that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50 percent or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control;

              (ii) the acquisition by the Company and/or any of its Subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions;

             (iii) the liquidation or dissolution of the Company; PROVIDED that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (i) above will not constitute a Change of Control under this clause (iii);

              (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or
     (b) less than 50 percent (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under Section 12(b) or 12(g) of the Exchange Act; or

               (v) a majority of the Board of Directors of the Company not being comprised of Continuing Directors.

               "COMMISSION" means the U.S. Securities and Exchange Commission.

               "COMMON EQUITY" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

               "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" of the Company and its Restricted Subsidiaries means for any period the sum of the amounts for such period of

               (i) Consolidated Net Income, PLUS

              (ii) Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on Asset Sales), PLUS

             (iii) Consolidated Interest Expense, PLUS

              (iv) all depreciation, and, without duplication, amortization (including, without limitation, capitalized interest amortized to cost of sales), PLUS

               (v) all other noncash items reducing Consolidated Net Income during such period,

MINUS all other noncash items increasing Consolidated Net Income during such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

               "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Consolidated Interest Incurred of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date; PROVIDED, that

               (1) with respect to any Indebtedness Incurred during, and remaining outstanding at the end of, such four full fiscal quarter period, such Indebtedness will be assumed to have been incurred as of the first day of such four full fiscal quarter period,

               (2) with respect to Indebtedness repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarter period, such Indebtedness will be assumed to have been repaid on the first day of such four full fiscal quarter period,

               (3) with respect to the Incurrence of any Acquisition Indebtedness, such Indebtedness and any proceeds therefrom will be assumed to have been Incurred and applied as of the first day of such four full fiscal quarter period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company's Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the Consolidated Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarter period, and

               (4) with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company's Subsidiaries or pursuant to which any Person's assets are acquired, such Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four full fiscal quarter period, but only if such transaction would require a pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act.

               "CONSOLIDATED INCOME TAX EXPENSE" of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED INTEREST EXPENSE" of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED INTEREST INCURRED" of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED NET INCOME" of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there will be excluded from such net income (to the extent otherwise included therein), without duplication:

               (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Re-stricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period,

              (ii) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries,

             (iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

              (iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets and

               (v) the gains (but not losses) realized during such period by the Company or any of its Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company or any of its Restricted Subsidiaries, (b) Asset Sales by the Company or any of its Restricted Subsidiaries and (c) other extraordinary items realized by the Company or any of its Restricted Subsidiaries.

               Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any loss described in clause (v) of the preceding sentence, but only to the extent such tax benefits are actually recognized by the Company or any of its Restricted Subsidiaries during such period; PROVIDED, FURTHER, that there will be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period.

               "CONSOLIDATED TANGIBLE ASSETS" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the con-solidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

               "CONSOLIDATED TANGIBLE NET WORTH" of the Company as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, plus any amount of unvested deferred compensation included, in accordance with GAAP, as an offset to stockholders' equity, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

               "CONTINUING DIRECTOR" means at any date a member of the Board of Directors of the Company who

               (i) was a member of the Board of Directors of the Company on the initial issuance date of the Notes hereunder or

              (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

               "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               "DEFAULT" means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

               "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; PROVIDED that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than those contained in Section 3.05 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Notes pursuant to
Section 3.05 hereof.

               "DISQUALIFIED STOCK DIVIDEND" of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

               "EQUITY OFFERING" means a public or private equity offering or sale by the Company for cash of Capital Stock, other than an offering or sale of Disqualified Stock.

               "EVENT OF DEFAULT" has the meaning set forth in Section 5.01 hereof.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934.

               "EXCHANGE NOTES" has the meaning provided in the Recitals.

               "EXISTING INDEBTEDNESS" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the date hereof.

               "FAIR MARKET VALUE" with respect to any asset or property means the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee.

               "GAAP" means generally accepted accounting principles set forth in the opinions and interpretations of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

               "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

               "HOLDER" means the Person in whose name a Note is registered in the Security Register.

               "INCUR" means to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; PROVIDED, HOWEVER, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

               "INDEBTEDNESS" of any Person at any date means, without duplication,

               (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

              (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

             (iii) all fixed obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety and performance bonds issued by, such Person in the ordinary course of business,

              (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted hereunder or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted hereunder),

               (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including, without limitation, all conditional sale obligations of such Person and all obligations under any title retention agreement PROVIDED, HOWEVER, that (a) any obligations described in this clause (v) which are non-interest bearing and which have a maturity of not more than six months from the date of Incurrence thereof shall not constitute Indebtedness and (b) trade payables and accrued expenses Incurred in the ordinary course of business shall not constitute Indebtedness.

              (vi) all Capitalized Lease Obligations of such Person,

             (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,

            (viii) all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability, and

              (ix) all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends).

               The amount of Indebtedness of any Person at any date will be

               (a) the outstanding balance at such date of all unconditional obligations as described above,

               (b) the maximum liability of such Person for any contingent obligations under clause (viii) above and

               (c) in the case of clause (vii) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) amount of the Indebtedness secured.

               "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged, and (ii) disinterested and independent, in a direct and indirect manner, of the parties to the Affiliate Transaction with respect to which such firm has been engaged.

               "INITIAL NOTES" has the meaning provided in the Recitals.

               "INTEREST" means, with respect to the Notes, the sum of interest and any Liquidated Damages on the Notes.

               "INTANGIBLE ASSETS" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

               "INTEREST EXPENSE" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest amortized to cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.

               "INTEREST INCURRED" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.

               "INVESTMENTS" of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments on a balance sheet of such Person determined in accordance with GAAP.

               "ISSUE DATE" means the initial date of issuance of the Notes.

               "LEGAL HOLIDAY" means Saturday, Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "LIQUIDATED DAMAGES" shall have the meaning provided in paragraph 6 of the Initial Note.

               "MATERIAL SUBSIDIARY" means any Subsidiary of the Company which accounted for five percent or more of the Consolidated Tangible Assets or Consolidated Cash Flow

Available for Fixed Charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any Default or Event of Default.

               "NET PROCEEDS" means

               (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of

                      (a) all brokerage commissions, investment banking fees and all other fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants and investment bankers) related to such Asset Sale,

                      (b) provisions for all income and other taxes measured by
               or resulting from such Asset Sale of the Company or any of its Restricted Subsidiaries,

                      (c) payments made to retire Indebtedness that was Incurred in accordance with the terms hereof and that either (1) is secured by a Lien incurred in accordance with the terms hereof on the property or assets sold or (2) is required in connection with such Asset Sale to the extent actually repaid in cash,

                      (d) amounts required to be paid to any Person (other than
               the Company or a Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

                      (e) appropriate amounts to be provided by the Company or
               any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations or post-closing purchase price adjustments associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and

              (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash, without duplication, net of all items enumerated in subclauses (a) through (e) of clause (i) hereof.

               "NON-RECOURSE INDEBTEDNESS" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

               "OFFICER" means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, or any assistant treasurer, the controller, the secretary, any assistant secretary or any executive vice president or vice president of a Person.

               "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Person's chief executive officer, chief operating officer, chief financial officer, chief accounting officer or executive vice president.

               "PAYING AGENT" means any office or agency where Notes and the Subsidiary Guarantees may be presented for payment.

               "PERMITTED INVESTMENTS" of any Person means Investments of such Person in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C or better, (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above, PROVIDED that the aggregate amount of all certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000, (iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and
(vi) in the case of the Company and its Subsidiaries, any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted hereunder.

               "PERMITTED LIENS" means

               (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP,

              (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP,

             (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

              (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business of the Company and its Subsidiaries,

               (v) attachment or judgment Liens not giving rise to a Default or an Event of Default and which are being contested in good faith by appropriate proceedings,

              (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Subsidiaries,

             (vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business,

            (viii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Subsidiaries,

              (ix) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests),

               (x) Liens securing Refinancing Indebtedness; PROVIDED that such Liens only extend to assets which are similar to the type of assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such similar assets,

              (xi) Liens securing Indebtedness of the Company and its Restricted Subsidiaries permitted to be Incurred hereunder; PROVIDED that the aggregate amount of Indebt-edness secured by Liens (other than Non-Recourse Indebtedness secured by Liens) will not exceed 40 percent of Consolidated Tangible Assets,

             (xii) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations incurred in compliance with the provisions hereof,

            (xiii) Liens existing on the date hereof, including, without limitation, Liens securing Existing Indebtedness,

             (xiv) any option, contract or other agreement to sell an asset; PROVIDED such sale is not otherwise prohibited by the terms hereof,

              (xv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof; PROVIDED that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days of the Incurrence of such Non-Recourse Indebtedness,

             (xvi) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries,

            (xvii) Liens securing Indebtedness of an Unrestricted Subsidiary,

           (xviii) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders,

             (xix) any pledge or deposit of cash or property in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business of the Company or any Restricted Subsidiary,

              (xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

             (xxi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and incurred in the ordinary course of business securing Indebtedness under Hedging Obligations and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities,

            (xxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business,

           (xxiii) Liens on property acquired by the Company or a Restricted Subsidiary and Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; PROVIDED that in each case such Liens (A) were in existence prior to the contemplation of such acquisition, merger or consolidation and (B) do not extend to any asset other than those of the Person merged with or into or consolidated with the Company or the Restricted Subsidiary or the property acquired by the Company or the Restricted Subsidiary, and

            (xxiv) Liens replacing any of the Liens described in clauses (xiii) and (xxiii) above; PROVIDED that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except to the extent of reasonable premiums or other payments required to be paid in connection with the repayment of the previously secured Indebtedness or Incurrence of related Refinancing Indebtedness and expenses Incurred in connection therewith), (B) the principal amount of new Indebtedness secured by such Liens, determined as of the date of Incurrence, has a Weighted Average Life of Maturity at least equal to the remaining Weighted Average Life to Maturity of the previously secured Indebtedness, (C) the maturity of the new Indebtedness secured by such Liens is not earlier than that of the previously secured Indebtedness Incurred or repaid, and (D) the new Liens shall be limited to the property or part thereof which secured the Lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property.

               "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

               "PREFERRED STOCK" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

               "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms hereof, but only to the extent that

               (i) the Refinancing Indebtedness is subordinated to the Notes or the Subsidiary Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all,

              (ii) the Refinancing Indebtedness is scheduled to mature either
     (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,

             (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes,

              (iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding (including accrued interest) under the Indebtedness being refunded, refinanced or extended plus an amount necessary to pay any reasonable fees and expenses, including premiums and defeasance costs, related to such refinancing,

               (v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary, and

              (vi) such Refinancing Indebtedness is Incurred within 180 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended.

               "REGISTRAR" means an office or agency where Notes may be presented for registration of transfer or for exchange.

               "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement by and among the Company, the Subsidiary Guarantors and the Initial Purchasers dated as of April 17, 2002.

               "RESTRICTED INVESTMENT" with respect to any Person means any Investment (other than any Permitted Investment) by such Person in any (i) of its Affiliates, (ii) executive officer or director or any Affiliate of such Person, or (iii) any other Person other than a Restricted Subsidiary; PROVIDED, HOWEVER, that with respect to the Company and its Restricted Subsidiaries, any loan or advance to an executive officer or director of the Company or a Subsidiary will not constitute a Restricted Investment PROVIDED such loan or advance is made in the ordinary course of business and, if such loan or advance exceeds $100,000 (other than a readily marketable mortgage loan not exceeding $500,000) such loan or advance has been approved by the Board of Directors of the Company or a disinterested committee thereof. Notwithstanding the above, a Subsidiary Guarantee shall not be deemed a Restricted Investment.

               "RESTRICTED PAYMENT" with respect to any Person means

               (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person will not constitute a Restricted Payment),

              (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof (other than payments or distributions excluded from the definition of Restricted Payment in clause (i) above), either directly or indirectly,

             (iii) any Restricted Investment, and

              (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness of any Unrestricted Subsidiary or of Indebtedness of the Company which is subordinated in right of payment to the Notes or of Indebtedness of a Restricted Subsidiary which is subordinated in right of payment to its Subsidiary Guarantee;

PROVIDED, HOWEVER, that with respect to the Company and its Subsidiaries, Restricted Payments will not include (a) any payment described in clause (i),
(ii) or (iii) above made to the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries by any of the Company's Subsidiaries, or (b) any purchase, redemption, retirement or other acquisition for value of Indebtedness or Capital Stock of such Person or its Subsidiaries if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of such Person.

               "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

               "SECURITY REGISTER" is a register of the Notes and of their transfer and exchange kept by the Registrar.

               "SUBSIDIARY" of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person, and (ii) any entity other than a corporation of which such Person, directly or indirectly, beneficially owns at least a majority of the Common Equity.

               "SUBSIDIARY GUARANTEE" means the guarantee of the Notes by each Subsidiary Guarantor hereunder.

               "SUBSIDIARY GUARANTORS" means each of Beazer Homes Corp., a Tennessee corporation, Beazer/Squires Realty, Inc., a North Carolina corporation, Beazer Homes Sales Arizona Inc., a Delaware corporation, Beazer Realty Corp., a Georgia corporation, Beazer Mortgage Corporation, a Delaware corporation, Beazer Homes Holdings Corp., a Delaware corporation, Beazer Homes Texas Holdings, Inc., a Delaware corporation, Beazer Homes Texas, L.P., a Delaware limited partnership, April Corporation, a Colorado corporation, Beazer SPE, LLC, a Georgia limited liability company, Beazer Homes Investment Corp., a Delaware corporation, Beazer Realty, Inc., a New Jersey corporation, Beazer Clarksburg, LLC, a Maryland limited liability company, Homebuilders Title Services of Virginia, Inc., a Virginia corporation, Homebuilders Title Services, Inc., a Delaware corporation, Texas Lone Star Title, L.P., a Texas limited partnership, Universal Solutions Insurance Agency, Inc., a Delaware corporation, Builder's Link, Inc., an Ohio corporation, Crossmann Communities of North Carolina, Inc., a North Carolina corporation, Crossmann Communities of Ohio, Inc., an Ohio corporation, Crossmann Communities of Tennessee, LLC, a Tennessee limited liability company, Crossmann Communities Partnership, an Indiana general partnership, Crossmann Investments, Inc., an Indiana corporation, Crossmann Management Inc., an Indiana corporation, Crossmann Mortgage Corp., an Indiana corporation, Crossmann Realty, Co., an Indiana corporation, Cutter Homes Ltd., a Kentucky corporation, Deluxe Aviation, Inc., an Indiana corporation, Deluxe Homes of Lafayette, Inc., an Indiana corporation, Deluxe Homes of Ohio, Inc., an Ohio corporation, Merit Realty, Inc., an Indiana corporation, Paragon Title, LLC, an Indiana limited liability company, Pinehurst Builders LLC, a South Carolina limited liability company, and Trinity Homes LLC, an Indiana limited liability company.

               "TRUST OFFICER" means any vice president, trust officer or other authorized person of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "TRUSTEE" means the party named as such until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor trustee serving under the Indenture.

               "UNRESTRICTED SUBSIDIARY" means United Home Insurance Corp., Security Title Insurance Company, Meridian Structural Insurance, Risk Retention Group Inc. and each of the Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company as provided below and PROVIDED that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) the creditors with respect to Indebtedness for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Indebtedness of such Subsidiary and (c) no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company and of its other Subsidiaries (other than other Unrestricted Subsidiaries), to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that (i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary in accordance with Section
3.03 hereof as of the date of such redesignation, (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 3.03 hereof and (iii) the Liens of such Unrestricted Subsidiary could then be incurred in accordance with Section 3.07 hereof as of the date of such redesignation. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; PROVIDED that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 3.02 hereof, (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under Section 3.02 hereof, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 3.03 hereof and (iii) no Default or Event of Default shall have occurred or be continuing. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

               "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (a) above.

               "WHOLLY OWNED SUBSIDIARY" of any Person means (i) a Subsidiary, of which 100 percent of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

               "WORKING CAPITAL FACILITIES" means, collectively, the Bank Credit Facility and one or more other facilities among the Company, or any Subsidiary Guarantor and one or more lenders pursuant to which the Company or any Subsidiary Guarantor may Incur Indebtedness for working capital purposes or to finance the acquisition, holding or development of property by the Company and the Restricted Subsidiaries (including the financing of any related interest reserve), as any such facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Unrestricted Subsidiaries), all or any portion of the Indebtedness under such facility or any successor facilities and includes any facility with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or any successor facility.

                                  ARTICLE THREE

                                    COVENANTS

Section 3.01.   DISPOSITION OF PROCEEDS OF ASSET SALES.

               (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless

               (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value for the shares or assets sold or otherwise disposed of; PROVIDED that the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or cash equivalents (in U.S. dollars or freely convertible into U.S. dollars) will not, when aggregated with the Fair Market Value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the date of the Indenture that has not been converted into cash or cash equivalents (in U.S. dollars or freely convertible into U.S. dollars), exceed five percent of the Consolidated Tangible Assets of the Company at the time of the Asset Sale under consideration, and

              (ii) the Company will apply or will cause one or more of its Restricted Subsidiaries to apply an amount equal to the aggregate Net Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales occurring subsequent to the date of the Indenture as follows:
     (A) to repay any outstanding Indebtedness of the Company that is not subordinated to the Notes or other Indebtedness of the Company, or to the payment of any Indebtedness of any Restricted Subsidiary that is not subordi-nated to the Subsidiary Guarantee of such Restricted Subsidiary, in each case within one year after such Asset Sale; or (B) to acquire properties and assets that will be used in the businesses of the Company and its Restricted Subsidiaries existing on the date hereof within one year after such Asset Sale,

PROVIDED, HOWEVER, that (x) in the case of applications contemplated by clause
(ii)(A) the payment of such Indebtedness will result in a permanent reduction in committed amounts, if any, under the Indebtedness repaid at least equal to the amount of the payment made, (y) in the case of applications contemplated by clause (ii)(B), the Board of Directors has, within such one year period, adopted in good faith a resolution committing such Net Proceeds to such use and (z) none of such Net Proceeds shall be used to make any Restricted Payment.

               The amount of such Net Proceeds neither used to repay the Indebtedness described above nor used or invested as set forth in the preceding sentence constitutes "EXCESS PROCEEDS." Notwithstanding the above, any Asset Sale that is subject to Section 3.10 hereof shall not be subject to this Section 3.01.

               (b) Notwithstanding this Section 3.01 hereof, to the extent the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such noncash proceeds required by clause
(ii) of this Section 3.01 until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property. Any amounts deferred pursuant to the preceding sentence shall be applied in accordance with clause
(ii) of this Section 3.01 when cash or cash equivalent proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property.

               (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company shall so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (an "EXCESS PROCEEDS OFFER"), and shall purchase from Holders accepting such Excess Proceeds Offer on the date fixed for the closing of such Excess Proceeds Offer (the "ASSET SALE OFFER DATE"), the maximum principal amount (expressed as a multiple of $1,000) of Notes plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Date that may be purchased and paid, as the case may be, out of the Excess Proceeds, at an offer price (the "ASSET SALE OFFER PRICE") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures set forth in this Section 3.01. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, then the Company may use such Excess Proceeds, or a portion thereof, for general corporate purposes in the business of the Company and its Restricted Subsidiaries existing on the date hereof. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

               (d) Within 30 days after the date on which the amount of Excess Proceeds equals $10,000,000 or more, the Company (with notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail to all Persons who were Holders on the date such Excess Proceeds equaled $10,000,000, at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which will govern the terms of the Excess Proceeds Offer, will state:

               (i) that the Excess Proceeds Offer is being made pursuant to this
     Section 3.01 and the length of time such Excess Proceeds Offer will remain open;

              (ii) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Asset Sale Offer Price;

             (iii) that any Note not tendered will continue to accrue interest;

              (iv) that any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest on the Asset Sale Offer Date;

               (v) that the Asset Sale Offer Date will be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

              (vi) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Excess Proceeds Offer;

             (vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Excess Proceeds Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

            (viii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

              (ix) information concerning the details of the Excess Proceeds Offer and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials relating to the Excess Proceeds Offer (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 3.11 hereof); PROVIDED that the Company may at its option incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports and
     (C) if material, appropriate pro forma financial information.

               (e) In the event the aggregate principal amount of Notes surrendered by Holders together with accrued interest thereon exceeds the amount of Excess Proceeds, the Company will select the Notes to be purchased on a pro rata basis from all Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Excess Proceeds remaining are less than $1,000, the Company may use such Excess Proceeds for general corporate purposes. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

               (f) Not later than one Business Day after the Asset Sale Offer Date in connection with which the Excess Proceeds offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Excess Proceeds Offer (on a pro rata basis if required), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders so accepted payment in an amount equal to the Asset Sale Offer Price of the Notes purchased from each such Holder, and the Company will execute and upon receipt of an Officers' Certificate of the Company the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer promptly after the Asset Sale Offer Date. For purposes of this Section 3.01(f), the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

               (g) Any Excess Proceeds Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e -1 thereunder, if applicable.

               (h) Whenever Excess Proceeds are received by the Company, and prior to the allocation of such Excess Proceeds pursuant to this Section 3.01, such Excess Proceeds will be set aside by the Company in a separate account to be held in trust for the benefit of the Holders; PROVIDED, HOWEVER, that in the event the Company will be unable to set aside such Excess Proceeds in a separate account because of provisions of applicable law or of the Working Capital Facilities, the Company will not be required to set aside such Excess Proceeds.

               (i) Notwithstanding the foregoing, an Excess Proceeds Offer may be made by one or more Restricted Subsidiaries in lieu of the Company.

Section 3.02.   LIMITATIONS ON RESTRICTED PAYMENTS.

               (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the date hereof if at the time of such Restricted Payment:

               (i) the amount of such proposed Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be determined in good faith by a majority of the disinterested members of the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments declared or made after the date of the Indenture, exceeds the sum of:

                      (1) $100 million, PLUS

                      (2) 50 percent of the Company's Consolidated Net Income
               accrued during the period (taken as a single period) commencing April 1, 2002 and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Restricted Payment is to occur (or, if such aggregate Consolidated Net Income is a deficit, minus 100 percent of such aggregate deficit), PLUS

                      (3) the Net Proceeds derived from the issuance and sale of
               Capital Stock of the Company and its Restricted Subsidiaries that is not Disqualified Stock (other than a sale to a Subsidiary of the Company) after the date of the Indenture, PLUS

                      (4) 100 percent of the principal amount of, or, if issued
               at a discount, the accreted value of, any Indebtedness of the Company or a Restricted Subsidiary which is issued (other than to a Subsidiary of the Company) after the date of the Indenture that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, PLUS

                      (5) 100 percent of the aggregate amounts received by the
               Company or any Restricted Subsidiary from the sale, disposition or liquidation (including by way of dividends) of any Investment (other than to any Subsidiary of the Company and other than to the extent sold, disposed of or liquidated with recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets) but only to the extent (x) not included in clause (2) above and (y) that the making of such Investment constituted a permitted Restricted Investment, PLUS

                      (6) 100 percent of the principal amount of, or if issued
               at a discount, the accreted value of, any Indebtedness or other obligation that is the subject of a guarantee by the Company which is released (other than due to a payment on such guarantee) after the date of the Indenture, but only to the extent that such guarantee constituted a permitted Restricted Payment; or

              (ii) the Company would be unable to incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 3.03 hereof; or

             (iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

               (b) Notwithstanding the foregoing, the provisions of this Section
3.02 shall not prevent:

               (i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of the Indenture on the date of declaration, PROVIDED that (x) such dividend shall be deemed to have been paid as of its date of declaration for the purposes of this Section 3.02 and (y) at the time of payment of such dividend no other Default or Event of Default shall have occurred and be continuing or would result therefrom;

              (ii) the retirement of shares of the Company's Capital Stock or the Company's or a Restricted Subsidiary of the Company's Indebtedness for, or out of the net proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock), PROVIDED that the proceeds of any such sale shall be excluded in any computation made under clause (3) above;

             (iii) the redemption, repurchase, defeasance or retirement for value of Indebtedness, including premium, if any, with the proceeds of Refinancing Indebtedness;

              (iv) payments or distributions pursuant to or in connection with a merger, consolidation or transfer of assets that complies with the provisions hereof applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any Guarantor; or

               (v) any purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $500,000 in any calendar year and $5 million in the aggregate since the Issue Date.

Section 3.03.   LIMITATIONS ON ADDITIONAL INDEBTEDNESS.

               (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, Incur any Indebtedness including Acquisition Indebtedness; PROVIDED that the Company and the Subsidiary Guarantors may Incur Indebtedness, including Acquisition Indebtedness, if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 or (ii) the ratio of Indebtedness of the Company and the Restricted Subsidiaries to Consolidated Tangible Net Worth is less than 2.25 to 1.

               (b) Notwithstanding the foregoing, the provisions hereof shall not prevent:

               (i) the Company or any Subsidiary Guarantor from Incurring (A) Refinancing Indebtedness or (B) Non-Recourse Indebtedness,

              (ii) the Company from Incurring Indebtedness evidenced by the Notes issued on the Issue Date or the Exchange Notes,

             (iii) the Company or any Subsidiary Guarantor from Incurring Indebtedness under Working Capital Facilities not to exceed the greater of $150 million or 15% of Consolidated Tangible Assets,

              (iv) any Subsidiary Guarantee of Indebtedness of the Company under the Notes,

               (v) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money),

              (vi) any Subsidiary Guarantor from guaranteeing Indebtedness of the Company or any other Subsidiary Guarantor, or the Company from guaranteeing Indebtedness of any Subsidiary Guarantor, in each case permitted to be Incurred under the Indenture (other than Non-Recourse Indebtedness).

             (vii) (a) any Restricted Subsidiary from Incurring Indebtedness owing to the Company or any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; PROVIDED that (I) such Indebtedness is subordinated to any Subsidiary Guarantee of such Restricted Subsidiary, if any, and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(a) for so long as the Person to whom such Indebtedness is owing is the Company or a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary, and (b) the Company from Incurring Indebtedness owing to any Subsidiary Guarantor that is both a Wholly owned Subsidiary and a Restricted Subsidiary; PROVIDED that (I) such Indebtedness is subordinated to the Company's obligations under the Notes and the provisions hereof, and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(b) for so long as the Person to whom such Indebtedness is owing is a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary.

            (viii) the Company and any Subsidiary Guarantor from Incurring Indebtedness under Capitalized Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or such Subsidiary Guarantor, as the case may be, in an aggregate amount not to exceed $20 million, and

              (ix) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed $20 million.

               (c) The Company shall not, and the Company will not cause or permit any Subsidiary Guarantor that is a Restricted Subsidiary to, directly or indirectly, in any event Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

               (d) For purposes of determining compliance with this Section 3.03, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of this Section 3.03, the Company, in its sole discretion, shall classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification.

Section 3.04. LIMITATIONS AND RESTRICTIONS ON ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

               The Company will not permit any Restricted Subsidiary to issue, or permit to be outstanding at any time, Preferred Stock or any other Capital Stock constituting Disqualified Stock other than any such Capital Stock issued to or held by the Company or any Restricted Subsidiary of the Company which is a Wholly Owned Subsidiary.

Section 3.05.   CHANGE OF CONTROL.

               (a) Following the occurrence of any Change of Control, the Company shall so notify the Trustee in writing by delivery of an Officers' Certificate and shall offer to purchase (a "CHANGE OF CONTROL OFFER") from all Holders, and shall purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "CHANGE OF CONTROL PAYMENT DATE"), the outstanding principal amount of Notes at an offer price (the "CHANGE OF CONTROL PRICE") in cash in an amount equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in this Section 3.05.

               (b) Within 30 days after the date on which a Change of Control occurs, the Company (with notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company), will send or cause to be sent by first class mail, postage prepaid, to all Persons who were Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which will govern the terms of the Change of Control Offer, will state:

               (i) that the Change of Control Offer is being made pursuant to
     Section 3.05(a) hereof and the length of time the Change of Control Offer will remain open;

              (ii) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Price;

             (iii) that any Note not tendered will continue to accrue interest;

              (iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

               (v) that the Change of Control Payment Date will be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

              (vi) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be, required to surrender the Note to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;

             (vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

            (viii) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

              (ix) information concerning the date and details of the Change of Control and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials relating to the Change of Control Offer (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.03 hereof); PROVIDED that the Company may at its option incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information).

               (c) In the event of a Change of Control Offer, the Company will only be required to accept Notes in denominations of $1,000 or integral multiples thereof.

               (d) Not later than one Business Day after the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control

Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Price of the Notes purchased from each such Holder, and the Company will execute and, upon receipt of an Officers' Certificate of the Company, the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer promptly after the Change of Control Payment Date. For purposes of this Section 3.05(d), the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

               (e) Any Change of Control Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

Section 3.06.   LIMITATIONS ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES.

               The Company shall not, and shall not permit any of its Subsidiaries to, make any Investment, loan, advance, guarantee or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any Affiliate of the Company's Subsidiaries or (ii) any Person (or any Affiliate of such person) holding 10 percent or more of the Common Equity of the Company or any of its Subsidiaries (each an "AFFILIATE TRANSACTION"), except on terms that are no less favorable to the Company or the relevant Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a person that is not an Affiliate.

               The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Affiliate Transaction involving or having a value of more than $5 million, unless, in each case, such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors.

               The Company will not, and will not permit any of its Subsidiaries to, enter into an Affiliate Transaction involving or having a value of more than $20 million unless the Company has delivered to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Subsidiary, as the case may be, from a financial point of view.

               Notwithstanding the foregoing, an Affiliate Transaction shall not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, (ii) Capital Stock issuances to members of the Board of Directors, officers and employees, of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under Section 3.02 hereof, (iv) any transaction between the Company and a Restricted Subsidiary or a Restricted Subsidiary and another Restricted Subsidiary or (v) any transaction pursuant to the tax sharing agreement, the agreement with Beazer Homes Ltd. regarding use of name and the cross-indemnity agreement, in each case with the Company's former parent or affiliates, as such agreements are in effect on the date hereof.

Section 3.07.   LIMITATIONS ON LIENS.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its or their assets, property, income or profits therefrom unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien. No Liens will be permitted to be created or suffered to exist on any Indebtedness from the Company in favor of any Restricted Subsidiary and that such Indebtedness will not be permitted to be sold, disposed of or otherwise transferred.

Section 3.08. LIMITATIONS ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its other Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its other Restricted Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) covenants or restrictions contained in the agreements evidencing Existing Indebtedness as in effect on the date of the Indenture, (c) any restrictions or encumbrances arising under Acquisition Indebtedness; PROVIDED that such encumbrance or restriction applies only to the obligor on such Indebtedness and its Subsidiaries and that such Acquisition Indebtedness was not incurred by the Company or any of its Subsidiaries or by the Person being acquired in connection with or in anticipation of such acquisition, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; PROVIDED that any restric-tions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended, (e) any agreement restricting the sale or other disposition of property securing Indebtedness permitted by the Indenture if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, and (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture, which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets, and customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries.

Section 3.09.   MAINTENANCE OF CONSOLIDATED TANGIBLE NET WORTH.

               (a) In the event that the Consolidated Tangible Net Worth of the Company is less than $85 million at the end of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to herein as the "DEFICIENCY DATE"), within 30 days after the end of each such period, the Company shall so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (a "NET WORTH OFFER"), and shall purchase from Holders accepting such Net Worth Offer on the date fixed for the closing of such Net Worth Offer (the "NET WORTH OFFER DATE"), 10 percent of the original outstanding principal amount of the Notes (the "NET WORTH AMOUNT") at an offer price (the "NET WORTH OFFER PRICE") in cash in an amount equal to 100 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Net Worth Offer Date; PROVIDED that no such offer shall be required if, following such two fiscal quarters but prior to the date the Company is required to make such offer, capital in cash or cash equivalents is contributed to the Company in an Equity Offering sufficient to increase the Company's Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or greater than $85 million. To the extent that the aggregate amount of Notes tendered pursuant to a Net Worth Offer is less than the Net Worth Amount relating thereto, then the Company may use the excess of the Net Worth Amount over the amount of Notes tendered, or a portion thereof, for general corporate purposes. In no event shall the Company's failure to meet the Consolidated Tangible Net Worth threshold at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer. The Company may reduce the principal amount of Notes to be purchased pursuant to the Net Worth Offer by subtracting 100 percent of the principal amount (excluding premium) of Notes acquired by the Company or any Wholly Owned Subsidiary subsequent to the Deficiency Date and surrendered for cancellation through purchase, redemption (other than pursuant to this Section 3.09) or exchange, and that were not previously used as a credit against any obligation to repurchase Notes pursuant to this Section 3.09.

               (b) Subject to the "provided" clause in Section 3.09(a) above, in the event the Consolidated Tangible Net Worth of the Company is less than $85,000,000 at the end of any two consecutive fiscal quarters, within 30 days after the end of such period, the Company (with notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage pre-paid, to all Persons who were Holders on the date of the end of the second such consecutive fiscal quarter, at their respective addresses appearing in the Security Register, a notice of such occurrence and of each Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which will govern the terms of the Net Worth Offer, will state:

               (i) that the Net Worth Offer is being made pursuant to Section 3.09(a) hereof and the length of time such Net Worth Offer will remain open;

              (ii) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Net Worth Offer Price;

             (iii) that any Note not tendered will continue to accrue interest;

              (iv) that any Note accepted for payment pursuant to the Net Worth Offer will cease to accrue interest on the Net Worth Offer Date;

               (v) that the Net Worth Offer Date will be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

              (vi) that Holders electing to have a Note purchased pursuant to any Net Worth Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Net Worth Offer;

             (vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Net Worth Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for the purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

            (viii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

              (ix) information concerning the period and details of the events requiring the Net Worth Offer and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials relating to the Net Worth Offer (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 3.11 hereof); PROVIDED that the Company may, at its option, incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information).

               (c) In the event that the aggregate principal amount of Notes surrendered by Holders exceeds the Net Worth Amount, the Company will select the Notes to be purchased on a PRO RATA basis from all Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Net Worth Amount remaining is less than $1,000, the Company may use such Net Worth Amount for general corporate purposes. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

               (d) Not later than one Business Day after the Net Worth Offer Date in connection with which the Net Worth Offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Net Worth offer (on a PRO RATA basis if required pursuant to Section 3.09(c) above), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Net Worth Offer Price of the Notes purchased from each such Holder, and the Company will execute and the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Net Worth Offer promptly after the Net Worth Offer Date.

               (e) Any Net Worth Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

Section 3.10.   LIMITATIONS ON MERGERS AND CONSOLIDATIONS.

                Section 5.01 of the Indenture is hereby replaced in its entirety by the following:

               (a) Neither the Company nor any Subsidiary Guarantors shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes or the Guarantees or hereunder (as an entirety or substantially in one transaction or series of related transactions), to any Person or permit any of its Restricted Subsidiaries to do any of the foregoing (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless:

               (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "SUCCESSOR"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, and hereunder,

              (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,

             (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction,

              (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be such that the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be entitled to Incur at least $1.00 of additional Indebtedness under such Consolidated Fixed Charge Coverage Ratio test set forth in Section 3.03 hereof, and

               (v) The Company or any Subsidiary Guarantor, as the case may be, will deliver to the Trustee prior to the consummation of the proposed transaction an Officers'

     Certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and such supplemental indenture comply with this Supplemental Indenture.

               (b) Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Supplemental Indenture or the Notes in accordance with this Section 3.10, upon assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the due and punctual performance and observance of all the covenants and conditions of this Supplemental Indenture to be performed or observed by the Company, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture with the same effect as if such Successor has been named as the Company herein and such Successor may cause to be signed and may issue in its own name or in the name of the Company, any or all Notes issuable hereunder and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, will be released from all obligations under this Supplemental Indenture and the Notes.

               (c) The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided under Section 4.04.

               (d) Any consolidation, merger, sale, lease or conveyance permitted under subsection (a) above is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this
Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 3.11.   REPORTS.

               As long as any of the Notes are outstanding, the Company shall deliver to the Trustee and mail to each Holder within 15 days after the filing of the same with the Commission copies of the quarterly and annual reports and of the information, documents and other reports with respect to the Company and the Subsidiary Guarantors, if any, which the Company and the Subsidiary Guarantors may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that neither the Company nor any of the Subsidiary Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Subsidiary Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the Commission as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective holder. The Company and each Subsidiary Guarantor shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Section 3.12.   SUBSIDIARY GUARANTEES.

               After the date hereof, the Company will cause each of its Subsidiaries that is or becomes a Restricted Subsidiary (other than, in the Company's discretion, any Restricted Subsidiary the assets of which have a book value of not more than $5,000,000) to be a Subsidiary Guarantor hereunder in accordance with the provisions of Section 4.03 hereof. The Company may, in its discretion, cause any Unrestricted Subsidiary to become a Subsidiary Guarantor hereunder in the same manner.

                                  ARTICLE FOUR

                              SUBSIDIARY GUARANTEES

Section 4.01.   SUBSIDIARY GUARANTEES OF NOTES.

               Subject to the provisions of this Article Four, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Supplemental Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other obligations with respect to the Notes, this Supplemental Indenture and the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated to pay, or to per-form or cause the performance of, the same immediately. An Event of Default under the Indenture, this Supplemental Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company and the Subsidiary Guarantors.

               Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Supplemental Indenture and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Four, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof or Article Five of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Five hereof or Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

               This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent trans-fer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Subsidiary Guarantees shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               No stockholder, officer, director, employer or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

               The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

               Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

Section 4.02.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

               To further evidence the Subsidiary Guarantee set forth in Section 4.01, each Subsidiary Guarantors hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit C hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

               Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 4.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

               If an Officer of a Subsidiary Guarantor whose signature is on this Supplemental Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Note shall be valid nevertheless.

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

Section 4.03.   ADDITIONAL SUBSIDIARY GUARANTORS.

               Any Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such Person to the provisions of this Supplemental Indenture as a Subsidiary Guarantor, and (b) an opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 4.04.   RELEASE OF A SUBSIDIARY GUARANTOR.

               (a) Except in the case where the prohibition on transfer in
Section 3.10 is applicable, if all or substantially all of the assets of any Subsidiary Guarantor or all of the capital stock of any Subsidiary Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Proceeds from such Asset Sale are used in accordance with Section 3.01, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Four without any further action required on the part of the Trustee or any Holder, PROVIDED that each such Subsidiary Guarantor (or its assets) is sold or disposed of in accordance with Section 3.01.

               (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 4.04. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article Four.

               The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article Four.

               Except as set forth in Article Three hereof and this Section 4.04, nothing contained in this Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 4.05.   WAIVER OF SUBROGATION.

               Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Subsidiary Guarantee and this Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Supplemental Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Supplemental Indenture and that the waiver set forth in this Section 4.05 is knowingly made in contemplation of such benefits.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

Section 5.01.   EVENTS OF DEFAULT.

               Sections 6.01 and 6.02 of the Indenture are hereby replaced in their entirety by the following:

               (a) "Event of Default," wherever used herein, means any of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

              (ii) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise (including the failure to make payment pursuant to a Change of Control Offer, a Net Worth Offer or an Excess Proceeds Offer);

             (iii) the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes, the Subsidiary Guarantees or this Supplemental Indenture and such failure continues for the period and after the notice specified below;

              (iv) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $10 million or more in the aggregate;

               (v) the failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries with an outstanding aggregate amount of $10 million or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); PROVIDED that if such failure to pay shall be remedied, waived or extended, then the Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Company;

              (vi) a final judgment or judgments that exceed $10 million or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

             (vii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors;

            (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Material Subsidiary as debtor in an involuntary case,

                  (B) appoints a Custodian of the Company or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary, or

                  (C) orders the liquidation of the Company or any Material Subsidiary and the order or decree remains unstayed and in effect for 60 days; or

              (ix) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Supplemental Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Supplemental Indenture and the Subsidiary Guarantee).

               (b) The Trustee will not be deemed to know of a Default unless a Trust Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

               (c) A Default under Section 5.01(a)(iii) hereof will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

               (d) If an Event of Default (other than an Event of Default with respect to the Company specified in clause (vii) or (viii) of Section 5.01(a) hereof) shall have occurred and be continuing under this Supplemental Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined in Section 5.01(e) hereof, will be due and payable immediately. If an Event of Default with respect to the Company specified in clause (vii) or (viii) of Section 5.01(a) hereof occurs, such an amount will IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive such Default or Event of Default (other than any De-fault or Event of Default in payment of principal or interest) on the Notes under this Supplemental Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

               (e) In the event that the maturity of the Notes is accelerated pursuant to Section 5.01(d) hereof, 100 percent of the principal amount of the Notes (or, in the case of a default under Section 5.01(b)(ii) or (iii) hereof resulting from a breach of the covenant set forth in Section 3.05 hereof, 101 percent of the principal amount of the Notes) will become due and payable plus accrued interest, if any, to the date of payment.

               (f) The Company shall deliver to the Trustee a quarterly statement regarding compliance with the provisions under this Supplemental Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default and any other development, financial or otherwise, which might materially affect its business, properties or affairs or the ability of the Company to perform its obligations under this Supplemental Indenture.

Section 5.02.   AMENDMENT, SUPPLEMENT AND WAIVER.

               Subject to certain exceptions, this Supplemental Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture or this Supplemental Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend this Supplemental Indenture or the Notes or waive any provision of the Indenture or this Supplemental Indenture to cure any ambiguity, defect or inconsistency, to comply with Section 3.10; to provide for uncertificated Notes in addition to certificated Notes; to make any change that does not adversely affect the legal rights under this Supplemental Indenture of any Holder; to comply with or qualify the Indenture under the Trust Indenture Act; or to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

               Without the consent of each Holder affected, the Company may not

               (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

              (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note,

             (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption under the "Optional Redemption" section set forth in the Notes or with respect to mandatory offers to repurchase Notes pursuant to Sections 3.01, 3.05 and 3.09 of this Supplemental Indenture,

              (iv) make any Note payable in money other than that stated in the Note,

               (v) make any change in the "Waiver of Past Defaults" or "Right of Holders to Receive Payment" sections set forth in the Indenture,

              (vi) modify the ranking or priority of the Notes or any Subsidiary Guarantee,

             (vii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture, or

            (viii) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

               The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

Section 5.03.   INDENTURE.

               In the event of any conflict between this Supplemental Indenture and the Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 5.04.   GOVERNING LAW.

               The laws of the State of New York shall govern this Supplemental Indenture, the Securities of the Series created hereby and the Subsidiary Guarantees thereof.

Section 5.05.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 5.06.   SUCCESSORS AND ASSIGNS.

               All covenants and agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 5.07.   DUPLICATE ORIGINALS.

               The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.08.   SEVERABILITY.

               In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

                            [Signature Pages Follow]

                                   SIGNATURES

               IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                    BEAZER HOMES USA, INC.

                                    By: /s/ Ian J. Mccarthy
                                        ----------------------------------------
                                        Name:  Ian J. McCarthy
                                        Title: President and Director

                                    BEAZER MORTGAGE CORPORATION
                                    BEAZER HOMES CORP.
                                    BEAZER HOMES SALES ARIZONA, INC.
                                    BEAZER REALTY CORP.
                                    BEAZER/SQUIRES REALTY, INC.
                                    BEAZER HOMES HOLDINGS CORP.
                                    BEAZER HOMES TEXAS HOLDINGS, INC.
                                    APRIL CORPORATION
                                    BEAZER HOMES INVESTMENT CORP.
                                    BEAZER REALTY, INC.
                                    HOMEBUILDERS TITLE SERVICES OF VIRGINIA,
                                         INC.
                                    HOMEBUILDERS TITLE SERVICES, INC.
                                    UNIVERSAL SOLUTIONS INSURANCE AGENCY, INC.

                                    By: /s/ David S. Weiss
                                        ----------------------------------------
                                        Name:  David S. Weiss
                                        Title: Executive Vice President

                                    BEAZER HOMES TEXAS, LP

                                    By: /s/ Ian J. Mccarthy
                                        ----------------------------------------
                                        Name:  Ian J. McCarthy
                                        Title: President and Director of the
                                               General Partner, Beazer Homes
                                               Texas Holdings, Inc.

                                    BEAZER SPE, LLC

                                    By: /s/ Ian J. Mccarthy
                                        ----------------------------------------
                                        Name:  Ian J. McCarthy
                                        Title: President and Director of Beazer
                                               Homes Holdings Corp, Sole Member

                                    BEAZER CLARKSBURG, LLC

                                    By: /s/ Ian J. Mccarthy
                                        ----------------------------------------
                                        Name:  Ian J. McCarthy
                                        Title: President and Director of Beazer
                                               Homes Corp., Sole Member

                                    TEXAS LONE STAR TITLE, LP

                                    By: Beazer Homes Texas Holdings, Inc.,
                                        Its General Partner

                                    By: /s/ Ian J. Mccarthy
                                        ----------------------------------------
                                        Name:  Ian J. McCarthy
                                        Title: President and Director

                                    BUILDER'S LINK, INC.
                                    CROSSMANN COMMUNITIES OF NORTH CAROLINA,
                                         INC.
                                    CROSSMANN COMMUNITIES OF OHIO, INC.
                                    CROSSMANN COMMUNITIES OF TENNESSEE, LLC
                                    CROSSMANN INVESTMENTS, INC.
                                    CROSSMANN MANAGEMENT, INC.
                                    CROSSMANN MORTGAGE CORP.
                                    CROSSMANN REALTY, CO.
                                    CUTTER HOMES LTD
                                    DELUXE AVIATION, INC.
                                    DELUXE HOMES OF LAFAYETTE, INC.
                                    DELUXE HOMES OF OHIO, INC.
                                    MERIT REALTY, INC.
                                    TRINITY HOMES LLC

                                    By: /s/ Jennifer Holihen
                                        ----------------------------------------
                                        Name:  Jennifer Holihen
                                        Title: Secretary

                                    CROSSMANN COMMUNITIES PARTNERSHIP

                                    By: Crossmann Communities, Inc., Partner

                                    By: /s/ Jennifer Holihen
                                        ----------------------------------------
                                        Name:  Jennifer Holihen
                                        Title: Secretary

                                    PARAGON TITLE, LLC

                                    By: /s/ Jennifer Holihen
                                        ----------------------------------------
                                        Name:  Jennifer Holihen
                                        Title: Manager

                                    PINEHURST BUILDERS, LLC

                                    By: Crossmann Communities of North
                                        Carolina, Inc., sole member


                                    By: /s/ Jennifer Holihen
                                        ----------------------------------------
                                        Name:  Jennifer Holihen
                                        Title: Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Richard S. Prokosch
    --------------------------------------
    Name:  Richard S. Prokosch
    Title: Vice President

                                                                       EXHIBIT A

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.17 OF THE INDENTURE REFERRED TO HEREIN.a

               THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
     SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE

----------
a    This paragraph should be included if the Note is issued in global form.

     144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF BEAZER HOMES USA, INC. THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF BEAZER HOMES USA, INC. SO REQUESTS) OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER UNDER CLAUSE
     (E) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE TRUSTEE (AND BEAZER HOMES USA, INC., IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO BEAZER HOMES USA, INC. OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(D) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO BEAZER AND THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS,

     THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE NOTES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

NO.                                                            CUSIP NO.:_______

                     8 3/8% SENIOR NOTES DUE 2012, SERIES A

                             BEAZER HOMES USA, INC.
                             A DELAWARE CORPORATION

promises to pay to

or registered assigns
the principal sum of                                 [Dollars] on April 15, 2012

8 3/8% Senior Notes due 2012
Interest Payment Dates: April 15 and October 15, commencing on October 15, 2002 Record Dates: April 1 and October 1

Authenticated:                      Dated:

                                    BEAZER HOMES USA, INC.

                                    [Seal]


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

U.S. BANK NATIONAL ASSOCIATION, as
Trustee, certifies that this is one of the Notes referred to in the within mentioned Indenture.

By:
    ----------------------------------------
             Authorized Signatory

                             BEAZER HOMES USA, INC.

                     8 3/8% SENIOR NOTES DUE 2012, SERIES A

1.   INTEREST.

               BEAZER HOMES USA, INC. (the "COMPANY"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2002, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 17, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

               The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on April 1 and October 1. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT AND REGISTRAR.

               Initially, U.S. Bank National Association (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

               The Company issued the Notes under an Indenture dated as of April 17, 2002 ("INDENTURE") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes and the Subsidiary Guarantees include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Notes of the Series of which this Note is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Subsidiary Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. The Notes include the Initial Notes and the Exchange Notes (each as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as hereinafter defined).

               The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to:
Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342, Attention: President.

5.   OPTIONAL REDEMPTION.

               The Company may redeem all or any portion of the Notes at any time and from time to time on or after April 15, 2007, and prior to maturity at the following redemption prices (expressed as percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the 12-month period beginning on April 15 of each year indicated below:

               Year                                    Percentage
               ----                                    ----------
               2007..............................         104.188%
               2008..............................         102.791%
               2009..............................         101.396%
               2010 and thereafter...............         100.000%

               In addition, on or prior to April 15, 2005, the Company may, at its option redeem up to 35% of the outstanding Notes with the net proceeds of an Equity Offering at 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for redemption; PROVIDED, that at least $227.5 million principal amount of the Notes remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

               The Indenture requires the Company

               (i) to offer to purchase all of the outstanding Notes upon a Change of Control of the Company,

              (ii) to offer to purchase a portion of the outstanding Notes using Net Proceeds neither used to repay certain Indebtedness nor used or invested as provided in the Supplemental Indenture or

             (iii) to offer to purchase 10% of the original outstanding principal amount of the Notes in the event that, at the end of any two consecutive fiscal quarters, the Company's Consolidated Tangible Net Worth is less than $85 million; PROVIDED that no such offer shall be required if, following such two fiscal quarters but prior to the date the Company is required to make such offer, capital in cash or cash equivalents is contributed to the Company in an Equity Offering sufficient to increase the Company's Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or greater than $85 million.

               In the event less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a PRO RATA basis, by lot or by any other method permitted by the Indenture. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

6.   REGISTRATION RIGHTS AGREEMENT.

               The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of April 17, 2002, among the Company, the Subsidiary Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "REGISTRATION RIGHTS AGREEMENT"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

               If (i) the Exchange Offer Registration Statement is not filed with the Commission on or before the 90th calendar day following the Issue Date or, if that day is not a Business Day, then the next day that is a Business Day;
(ii) the Exchange Offer Registration Statement is not declared effective on or before the 150th calendar day following the Issue Date or, if that day is not a Business Day, then the next day that is a Business Day; (iii) the Exchange Offer is not completed on or before the 180th calendar day following the Issue Date or, if that day is not a Business Day, then the next day that is a Business Day; or (iv) the Shelf Registration Statement is required to be filed but is not filed or declared effective within the time periods required by the Registration Rights Agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the interest rate borne by the Notes will be increased by 0.25% per annum upon the occurrence of a Registration Default. This rate will continue to increase by 0.25% each 90 day period that the Liquidated Damages (as defined below) continue to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.0%) per year. The increase in the interest rate on the Notes is referred to as "LIQUIDATED DAMAGES." Such interest is payable in addition to any other interest payable from time to time with respect to the Initial Notes and the Exchange Notes in cash on each interest payment date to the Holders of record for such interest payment date.

7.   DENOMINATIONS, TRANSFER, EXCHANGE.

               The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The

Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

8.   PERSONS DEEMED OWNERS.

               The registered Holder of this Note shall be treated as the owner of it for all purposes.

9.   UNCLAIMED MONEY.

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

10.  AMENDMENT, SUPPLEMENT, WAIVER.

               Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to comply with Section 3.10 of the Supplemental Indenture; to provide for uncertificated Notes in addition to certificated Notes; to make any change that does not adversely affect the legal rights under the Indenture of any Holder; to comply with or qualify the Indenture under the Trust Indenture Act; or to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

11.  SUCCESSOR CORPORATION.

               When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

12.  TRUSTEE DEALINGS WITH COMPANY.

               U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

13.  NO RECOURSE AGAINST OTHERS.

               A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.  DISCHARGE OF INDENTURE.

               The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.  AUTHENTICATION.

               This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

16.  ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                 ASSIGNMENT FORM

               If you the Holder want to assign this Note, fill in the form below:

               I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
              (Insert assignee's social security or tax ID number)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:                               Your signature:
     ----------------                              -----------------------------
                                    (Sign exactly as your name appears on the other side of this Note)

                               SIGNATURE GUARANTEE

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

               In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a regis-tration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [CHECK ONE]

(1) __         to the Company or a subsidiary thereof; or

(2) __ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) __ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) __ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) __ pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE"):

               / /    The transferee is an Affiliate of the Company.

               Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

               If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Dated:                              Signed:
      --------------------                 -------------------------------------
                                           (Sign exactly as name appears on the
                                           other side of this Note)

Signature Subsidiary Guarantee:
                               ---------------------------------
                         (Signature must be guaranteed)

                               SIGNATURE GUARANTEE

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------         -----------------------------------------------
                                 NOTICE: To be executed by an executive officer

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

               Beazer Homes Corp., Beazer/Squires Realty, Inc., Beazer Homes Sales Arizona Inc., Beazer Realty Corp., Beazer Mortgage Corporation, Beazer Homes Holdings Corp., Beazer Homes Texas Holdings, Inc., Beazer Homes Texas, L.P., April Corporation, Beazer SPE, LLC, Beazer Homes Investment Corp., Beazer Realty, Inc., Beazer Clarksburg, LLC, Homebuilders Title Services of Virginia, Inc., Homebuilders Title Services, Inc., Texas Lone Star Title, L.P., Universal Solutions Insurance Agency, Inc., Builder's Link, Inc., Crossmann Communities of North Carolina, Inc., Crossmann Communities of Ohio, Inc., Crossmann Communities of Tennessee, LLC, Crossmann Communities Partnership, Crossmann Investments, Inc., Crossmann Management Inc., Crossmann Mortgage Corp., Crossmann Realty, Co., Cutter Homes Ltd., Deluxe Aviation, Inc., Deluxe Homes of Lafayette, Inc., Deluxe Homes of Ohio, Inc., Merit Realty, Inc., Paragon Title, LLC, Pinehurst Builders LLC and Trinity Homes LLC (the "SUBSIDIARY GUARANTORS") have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the "SUBSIDIARY GUARANTEE") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Subsidiary Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Subsidiary Guarantees.

               Each holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture.

               The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                 SUBSIDIARY GUARANTORS:

                                   Beazer Homes Corp.
                                   Beazer/Squires Realty, Inc.
                                   Beazer Homes Sales Arizona Inc.
                                   Beazer Realty Corp.
                                   Beazer Mortgage Corporation
                                   Beazer Homes Holdings Corp.
                                   Beazer Homes Texas Holdings, Inc.
                                   Beazer Homes Texas, L.P.
                                   April Corporation
                                   Beazer SPE, LLC
                                   Beazer Homes Investment Corp.
                                   Beazer Realty, Inc.
                                   Beazer Clarksburg, LLC
                                   Homebuilders Title Services of Virginia, Inc. Homebuilders Title Services, Inc.
                                   Texas Lone Star Title, L.P.
                                   Universal Solutions Insurance Agency, Inc.

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                 CROSSMAN SUBSIDIARY GUARANTORS:

                                   Builder's Link, Inc.
                                   Crossmann Communities of North Carolina, Inc. Crossmann Communities of Ohio, Inc.
                                   Crossmann Communities of Tennessee, LLC
                                   Crossmann Communities Partnership
                                   Crossmann Investments, Inc.
                                   Crossmann Management Inc.
                                   Crossmann Mortgage Corp.
                                   Crossmann Realty, Co.
                                   Cutter Homes Ltd.
                                   Deluxe Aviation, Inc.
                                   Deluxe Homes of Lafayette, Inc.
                                   Deluxe Homes of Ohio, Inc.
                                   Merit Realty, Inc.
                                   Paragon Title, LLC
                                   Pinehurst Builders LLC
                                   Trinity Homes LLC

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT B

NO.                                                            CUSIP NO.:_______

                     8 3/8% SENIOR NOTES DUE 2012, SERIES B

                             BEAZER HOMES USA, INC.
                             A DELAWARE CORPORATION

promises to pay to

or registered assigns
the principal sum of                                 [Dollars] on April 15, 2012

8 3/8% Senior Notes due 2012
Interest Payment Dates: April 15 and October 15, commencing on October 15, 2002 Record Dates: April 1 and October 15

Authenticated:                      Dated:

                                    BEAZER HOMES USA, INC.

                                    [Seal]


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

U.S. BANK NATIONAL ASSOCIATION, as
Trustee, certifies that this is one
of the Notes referred to in the within
mentioned Indenture.


By:
    ----------------------------------
          Authorized Signatory

                             BEAZER HOMES USA, INC.

                            [TITLE OF NOTE], SERIES B

1.   INTEREST.

               BEAZER HOMES USA, INC. (the "COMPANY"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2002, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from April 17, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

               The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on April 1 and October 1. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT AND REGISTRAR.

               Initially, U.S. Bank National Association (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

               The Company issued the Notes under an Indenture dated as of April 17, 2002 ("INDENTURE") among the Company, the Subsidiary Guarantors and the Trustee. This Note is one of the duly authorized Exchange Notes of the Company designated as its 8 3/8% Senior Notes due 2012 (the "EXCHANGE NOTES"). The terms of the Notes and the Subsidiary Guarantees include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Notes of the Series of which this Note is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes and the Subsidiary Guarantees are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of them. The Notes include the Initial Notes and the Exchange Notes (each as de-fined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

               The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to:
Beazer Homes USA, Inc., 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342, Attention: President.

5.   OPTIONAL REDEMPTION.

               The Company may redeem all or any portion of the Notes at any time and from time to time on or after April 15, 2007, and prior to maturity at the following redemption prices (expressed as percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the 12-month period beginning on April 15 of each year indicated below:

               Year                                      Percentage
               ----                                      ----------
               2007..................................       104.188%
               2008..................................       102.791%
               2009..................................       101.396%
               2010 and thereafter...................       100.000%

               In addition, on or prior to April 15, 2005, the Company may, at its option redeem up to 35% of the outstanding Notes with the net proceeds of an Equity Offering at 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for redemption; PROVIDED, that at least $227.5 million principal amount of the Notes remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

               The Indenture requires the Company

               (i) to offer to purchase all of the outstanding Notes upon a Change of Control of the Company,

              (ii) to offer to purchase a portion of the outstanding Notes using Net Proceeds neither used to repay certain Indebtedness nor used or invested as provided in the Supplemental Indenture or

             (iii) to offer to purchase 10% of the original outstanding principal amount of the Notes in the event that, at the end of any two consecutive fiscal quarters, the Company's Consolidated Tangible Net Worth is less than $85 million; PROVIDED that no such offer shall be required if, following such two fiscal quarters but prior to the date the Company is required to make such offer, capital in cash or cash equivalents is contributed to the Company in an Equity Offering sufficient to increase the Company's

     Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or greater than $85 million.

               In the event less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a PRO RATA basis, by lot or by any other method permitted by the Indenture. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

6.   DENOMINATIONS, TRANSFER, EXCHANGE.

               The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, except the unredeemed part thereof if the Note is redeemed in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

7.   PERSONS DEEMED OWNERS.

               The registered Holder of this Note shall be treated as the owner of it for all purposes.

8.   UNCLAIMED MONEY.

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

9.   AMENDMENT, SUPPLEMENT, WAIVER.

               Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then out-standing. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to comply with Section 3.10 of the Supplemental Indenture; to provide for uncertificated Notes in addition to certificated Notes; to make any change that does not adversely affect the legal rights under the Indenture of any Holder; to comply with or qualify the Indenture under the Trust Indenture Act; or to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

10.  SUCCESSOR CORPORATION.

               When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

11.  TRUSTEE DEALINGS WITH COMPANY.

               U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

12.  NO RECOURSE AGAINST OTHERS.

               A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

13.  DISCHARGE OF INDENTURE.

               The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

14.  AUTHENTICATION.

               This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

15.  ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                 ASSIGNMENT FORM

               If you the Holder want to assign this Note, fill in the form below:

               I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
              (Insert assignee's social security or tax ID number)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address, and zip code)


and irrevocably appoint

________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:                               Your signature:
     -----------------                             -----------------------------
                                    (Sign exactly as your name appears on the other side of this Note)

                               SIGNATURE GUARANTEE

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

               Beazer Homes Corp., Beazer/Squires Realty, Inc., Beazer Homes Sales Arizona Inc., Beazer Realty Corp., Beazer Mortgage Corporation, Beazer Homes Holdings Corp., Beazer Homes Texas Holdings, Inc., Beazer Homes Texas, L.P., April Corporation, Beazer SPE, LLC, Beazer Homes Investment Corp., Beazer Realty, Inc., Beazer Clarksburg, LLC, Homebuilders Title Services of Virginia, Inc., Homebuilders Title Services, Inc., Texas Lone Star Title, L.P., Universal Solutions Insurance Agency, Inc., Builder's Link, Inc., Crossmann Communities of North Carolina, Inc., Crossmann Communities of Ohio, Inc., Crossmann Communities of Tennessee, LLC, Crossmann Communities Partnership, Crossmann Investments, Inc., Crossmann Management Inc., Crossmann Mortgage Corp., Crossmann Realty, Co., Cutter Homes Ltd., Deluxe Aviation, Inc., Deluxe Homes of Lafayette, Inc., Deluxe Homes of Ohio, Inc., Merit Realty, Inc., Paragon Title, LLC, Pinehurst Builders LLC and Trinity Homes LLC (the "SUBSIDIARY GUARANTORS") have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the "SUBSIDIARY GUARANTEE") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Subsidiary Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Subsidiary Guarantees.

               Each holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture.

               The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                 SUBSIDIARY GUARANTORS:

                                   Beazer Homes Corp.
                                   Beazer/Squires Realty, Inc.
                                   Beazer Homes Sales Arizona Inc.
                                   Beazer Realty Corp.
                                   Beazer Mortgage Corporation
                                   Beazer Homes Holdings Corp.
                                   Beazer Homes Texas Holdings, Inc.
                                   Beazer Homes Texas, L.P.
                                   April Corporation
                                   Beazer SPE, LLC
                                   Beazer Homes Investment Corp.
                                   Beazer Realty, Inc.
                                   Beazer Clarksburg, LLC
                                   Homebuilders Title Services of Virginia, Inc. Homebuilders Title Services, Inc.
                                   Texas Lone Star Title, L.P.
                                   Universal Solutions Insurance Agency, Inc.


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                 CROSSMAN SUBSIDIARY GUARANTORS:

                                   Builder's Link, Inc.
                                   Crossmann Communities of North Carolina, Inc. Crossmann Communities of Ohio, Inc.
                                   Crossmann Communities of Tennessee, LLC
                                   Crossmann Communities Partnership
                                   Crossmann Investments, Inc.
                                   Crossmann Management Inc.
                                   Crossmann Mortgage Corp.
                                   Crossmann Realty, Co.
                                   Cutter Homes Ltd.
                                   Deluxe Aviation, Inc.
                                   Deluxe Homes of Lafayette, Inc.
                                   Deluxe Homes of Ohio, Inc.
                                   Merit Realty, Inc.
                                   Paragon Title, LLC
                                   Pinehurst Builders LLC
                                   Trinity Homes LLC

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                                          [Date]

U.S. Bank National Association
U.S. Bank Corporate Trust Center
180 East 5th Street
Suite 200
St. Paul, MN 55101

Ladies and Gentlemen:

               In connection with our proposed purchase of [Name of Note] (the "NOTES") of Beazer Homes USA, Inc., a Delaware corporation (the "COMPANY"), we confirm that:

               1.     We have received a copy of the Offering Memorandum (the
     "OFFERING MEMORANDUM"), dated [   ], relating to the Notes and such other
     information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Memorandum.

               2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "INDENTURE") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and all applicable State securities laws.

               3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

               4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

               6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of Transferee]


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                                          [Date]

U.S. Bank National Association
U.S. Bank Corporate Trust Center
180 East 5th Street
Suite 200
St. Paul, MN 55101

               Re:      BEAZER HOMES USA, INC. (THE "COMPANY")
                        [NAME OF NOTE] (THE "NOTES")

Ladies and Gentlemen:

               In connection with our proposed sale of $[      ] aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

               (1) the offer of the Notes was not made to a person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

               You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Transferor]


                                    By:
                                        ----------------------------------------
                                        Authorized Signature

                                       D-2